UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 14, 2007 (December 13, 2007)
SPECTRA ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 13, 2007, Spectra Energy Partners, LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Spectra Energy Transmission, LLC (“SET”) and its indirect wholly-owned subsidiary, Spectra Energy Partners (DE) GP, LP, the general partner of the Partnership (the “General Partner”). In addition, East Tennessee Natural Gas, LLC, a subsidiary of the Partnership (“ETNG”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Spectra Energy Virginia Pipeline Company, a subsidiary of SET (“Spectra Energy Virginia”). Pursuant to the Contribution Agreement, SET will contribute to the Partnership all of the limited liability company interest in Virginia-based Saltville Gas Storage Company, L.L.C. (“Saltville”). Pursuant to the Asset Purchase Agreement, ETNG will acquire from Spectra Energy Virginia the P-25 pipeline, a 72-mile natural gas pipeline that originates at the gas storage facility owned by Saltville. The Partnership will pay to SET and its subsidiaries consideration of approximately $107 million (subject to working capital and other closing adjustments), consisting of newly issued Partnership units and approximately $5 million in cash. The final number of Partnership units will be determined using a volume weighted average price calculated for the 20-day period ending three days prior to the closing date. The transaction requires regulatory approvals from the Federal Energy Regulatory Commission (“FERC”) and the Virginia State Corporation Commission (“VSCC”). The transaction is expected to close during the second quarter of 2008, depending on the timing of receipt of the required regulatory approvals.
     SET currently directly or indirectly owns (i) 100% of the General Partner and (ii) 100% of Spectra Energy Partners GP, LLC, the general partner of the General Partner (“GP, LLC”). Accordingly, the conflicts committee of GP, LLC’s Board of Directors recommended approval of the Transaction. The conflicts committee, a committee of independent members of GP, LLC’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction. In recommending approval of the Transaction, the conflicts committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership and its unitholders (other than the General Partner and any unitholder affiliated with the General Partner).
     The foregoing descriptions of the Contribution Agreement and the Asset Purchase Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the Contribution Agreement and the Asset Purchase Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 3.02	Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 above is incorporated herein by reference. The private placement of Partnership units to be issued pursuant to the Contribution Agreement and the Asset Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof as well as Regulation D thereunder.

Item 7.01	Regulation FD Disclosure.
     On December 14, 2007, the Partnership issued a release announcing the transactions contemplated by the Contribution Agreement and the Asset Purchase Agreement. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
Exhibit 10.1	Contribution Agreement dated December 13, 2007
Exhibit 10.2	Asset Purchase Agreement dated December 13, 2007
Exhibit 99.1	Press Release dated December 14, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP,
its general partner

By:	Spectra Energy Partners GP, LLC,
its general partner

/s/ C. Gregory Harper

C. Gregory Harper
President and Chief Executive Officer
Date: December 14, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Contribution Agreement, dated December 13, 2007, by and among Spectra Energy Transmission, LLC, Spectra Energy Partners (DE) GP, LP and Spectra Energy Partners, LP.

10.2	Asset Purchase Agreement, dated December 13, 2007, between Spectra Energy Virginia Pipeline Company and East Tennessee Natural Gas, LLC.

99.1	Press Release dated December 14, 2007